UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 28, 2018
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Compensatory Arrangements for Named Executive Officers

On July 28, 2018, the board of directors of IRIDEX Corporation (the “Company”) approved the following equity grants to William M. Moore, the Company’s President and Chief Executive Officer, and Atabak Mokari, the Company’s Chief Financial Officer and Vice President of Corporate Development, pursuant to the terms of the Company’s 2008 Equity Incentive Plan:

•

Mr. Moore was granted restricted stock units (“RSUs”) covering 40,000 shares of the Company’s common stock (“Shares”) and Mr. Mokari was granted RSUs covering 16,800 Shares.  The RSUs are subject to vesting, with one-third (1/3) of the RSUs scheduled to vest on July 27 of each of 2019, 2020 and 2021, subject to continued service with the Company through the applicable vesting date.

•

Mr. Moore was granted performance-based RSUs (“PRSUs”) covering a target of 60,000 Shares and Mr. Mokari was granted PRSUs covering a target of 25,200 Shares. The PRSUs will become eligible to vest upon the achievement of designated revenue, product release, and relative shareholder return performance metrics, that will be measured over specified performance periods covering approximately one, two and three years, respectively.  Upon any PRSUs becoming eligible to vest based on these performance criteria (“Eligible PRSUs”), the Eligible PRSUs will be scheduled to vest as to 50% of the Eligible PRSUs on the date of determination of the performance achievement following the end of the applicable performance period and as to the remaining 50% one year thereafter. A maximum of 114.75% of the target number of Shares subject to the PRSUs may vest based on maximum achievement of the applicable performance criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ William M. Moore
William M. Moore President and Chief Executive Officer

Date:  August 1, 2018

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